ASSET PURCHASE AGREEMENT

                                           Between

                               PHILLIPS-VAN HEUSEN CORPORATION
                                   A Delaware Corporation

                                             And

                                    PYRAMID SPORTSWEAR AB
                                    A Swedish Corporation

                                      February 23, 1999
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                                  ASSET PURCHASE AGREEMENT

       ASSET PURCHASE AGREEMENT, dated February 23, 1999, between PHILLIPS-VAN HEUSEN CORPORATION, a Delaware corporation, with offices at 200 Madison Avenue, New York, New York 10016 ("Seller"), and PYRAMID SPORTSWEAR AB, a Swedish corporation, with offices at Engelbrektsgatan 7, SE-114 32 Stockholm, Sweden ("Buyer").

                                          RECITALS:

       1. Seller is the owner of the trademarks "Gant", "Hugger" and "Rugger" and all trademark rights, logos and designs associated therewith, as described on Schedule 1
("the Trademarks"), which are used in various countries throughout the world in connection with the advertising, promotion, sale and distribution of apparel and accessories and, to a lesser extent, eyewear and fragrances ("the Products").

       2.     Seller has previously granted exclusive
licenses for the Trademarks covering certain of the Products to Buyer. Buyer is a wholly-owned subsidiary of Pyramid Partners AB ("Pyramid"), a Swedish corporation.
These licenses cover various territories outside of the United States.

       3. Buyer is desirous of obtaining worldwide rights to the Trademarks by acquiring ownership of the Trademarks and certain related assets from Seller.

       In consideration of the above recitals, all of which shall be deemed an integral part of this Agreement, and the covenants and agreements contained in this Agreement, Seller and Buyer agree as follows:

1.     PURCHASE AND SALE OF ASSETS AND ASSUMPTION OF LIABILITIES

       1.1 Assets. Subject to the terms and conditions of this Agreement, at the Closing (as hereinafter defined), Seller will sell, assign, transfer and deliver to Buyer all of Seller's right, title and interest in, and Buyer will purchase, acquire, accept and pay for, all of the following assets of Seller, free and clear of all security interests, liens, mortgages, charges, options, licenses, adverse claims or restrictions of any kind, including but not limited to, any restrictions on use, transfer, receipt of income or other attributes of ownership, other than the rights of the licensees under the Assumed Contracts (as hereinafter defined) ("Encumbrances"), all such assets being hereinafter referred to as "the Assets":

            (a) The Trademarks and all Trademark registrations and Trademark application files and records, other than the Excluded Trademarks (as hereinafter defined) and the registrations, applications, files and records connected with the Excluded
Trademarks;

            (b)  All license and distribution agreements
associated with the Trademarks, as listed on Schedule 2 ("the
Assumed Contracts"), and all rights, privileges and entitlements of Seller under the Assumed Contracts;

            (c) Copies of all books and historical records relating to the Assets, including executed copies of the Assumed
Contracts;

            (d)  All goodwill associated with the Assets;

            (e) All guarantees, warranties, indemnities and similar rights of Seller with respect to any Asset;

            (f) All rights, claims, credits, causes of action or rights of set off of Seller against third parties relating to the Assets; and

            (g) The web-sites "Gant.com" and "Gant USA.com", and the computer software constituting the web-sites designated by such domain names.

       1.2  Purchase Price.  The purchase price ("the Purchase
Price") for the Assets is USD 71,000,000.

       1.3 Closing. The purchase and sale ("the Closing") provided for in this Agreement ("the Contemplated Transaction") will take place at the offices of Alfred Berg, Birger Jarlsgatan 7, Stockholm, Sweden, at 11:00 a.m. (local time) on February 26, 1999, or, subject to Section 11, at such other time and place as the parties may agree ("the Closing Date"). Subject to the provisions of Section 11, failure to consummate the Contemplated Transaction on the date and time and at the place determined pursuant to this
Section 1.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

       1.4 Assumption of Liabilities and Obligations. As of 12:01 a.m. U.S.A. Eastern Standard Time on the Closing Date, Buyer shall pay, assume, discharge and perform (i) all the obligations and liabilities of Seller under the Assumed Contracts, insofar as they relate to the time period beginning on and after the Closing Date, and arise out of events occurring on or after the Closing Date, and

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(ii) except as otherwise provided in this Agreement, all
obligations and liabilities arising out of events occurring after the Closing Date related to Buyer's ownership of the Assets after the Closing Date ("the Assumed Liabilities"). All other obliga-tions and liabilities of Seller, including but not limited to (y) any obligations under any Assumed Contract relating to the time period prior to 12:01 a.m. U.S.A. Eastern Standard Time on the Closing Date, and (z) any claims or pending litigation or proceed-ings relating to the Assets and arising or based on events occurring prior to the Closing Date, shall, except as otherwise provided in this Agreement, remain and be the obligations and liabilities solely of Seller. Except to the extent specifically set forth in this Agreement, Buyer is not assuming, and shall not be bound by, any obligations or liabilities of Seller of any kind or nature, known, unknown, expressed, implied, contingent or otherwise, other than the Assumed Liabilities. In particular, but not in limitation of the foregoing sentence, Buyer is not assuming any obligations or liabilities with respect to which provision for indemnification of Buyer has been made in this Agreement.

       1.5 Allocation of Purchase Price. Schedule 3 sets forth the allocation of the Purchase Price among the classes of assets set forth in section 1060 of the United States Internal Revenue Code of 1986 or any successor law, and regulations issued pursuant to the Internal Revenue Code or any successor law ("the IRC"). Subsequent to the Closing, Seller and Buyer will cooperate in the preparation, execution and filing with the Internal Revenue Service of all information returns and supplements thereto required to be filed by the parties under section 1060 of the IRC relating to the allocation of such consideration, and Seller and Buyer agree to file Form 8594 (or any substitute therefor) when and as required by applicable law, consistent with the allocation set forth in
Schedule 3.

       1.6 Assumed Contracts. Schedule 2 includes a list of all of the Assumed Contracts and an historical summary of royalties received by Seller under the Assumed Contracts, other than royalties received from Buyer. Pursuant to Section 1.4 of this Agreement, Buyer shall assume all benefits including royalties payable under the Assumed Contracts as of 12:01 a.m. U.S.A. Eastern Standard Time on the Closing Date. As of the Closing Date, Seller and Buyer shall prorate all royalties payable under the Assumed Contracts for the entire January 1, 1999 through June 30, 1999 quarterly periods based upon the number of days Seller and Buyer own the Trademarks during such period. No later than September 30, 1999, Seller and Buyer shall determine the amount of royalties payable to each under this Agreement and the net amount owed shall be paid to the appropriate party at that time ("the Royalty Adjustment"). In calculating the royalties owed to Seller and Buyer hereunder, the parties shall take into account any advance royalties paid to Seller under any of the Assumed Contracts.

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       1.7  Trademarks. Schedule 1 includes a list of all of Seller's
Trademark registrations worldwide, and pending Trademark applications, including the name of the record owner of each Trademark, other than Trademarks that include both "Salty Dog" and "Rugger", which Trademarks are not being sold to Buyer ("the
Excluded Trademarks").

2.     REPRESENTATIONS AND WARRANTIES OF SELLER

       2.1 Organization, Standing and Authority. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to conduct its business in New York. Seller has all requisite corporate power and authority (i) to own, lease, license and use the Assets as presently owned, leased, licensed and used, (ii) to conduct the trade, business and operations of Seller associated with the Assets, as presently conducted, and (iii) to execute and deliver this Agreement and any other agreements executed and delivered in connection with this Agreement and the transaction contemplated hereby, and to perform and comply with all of the terms, covenants and conditions to be performed and complied with by the Seller hereunder.

       2.2 Authorization and Binding Obligation. The execution, delivery, and performance of this Agreement by the Seller have been duly authorized by all necessary corporate actions on the part of the Seller and its stockholders (if necessary). This Agreement has been duly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable against it in accordance with its respective terms except as enforceability may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally, or by court-applied equitable remedies.

       2.3 Absence of Conflicting Agreements. Except as otherwise provided in this Agreement, and except to the extent any violation of this Section, other than of clause (ii), would not have a material adverse effect on the Assets or the Contemplated Transaction, the execution, delivery, and performance of this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (i) does not require the consent of any third party; (ii) will not violate any provision of the Certificate of Incorporation or Bylaws of the Seller; (iii) will not violate, result in a breach of, or constitute a default under, any law, judgment, order, ordinance, decree, rule, regulation or ruling of any court or governmental instrumentality, which is applicable to the Seller and which would affect Seller's ability to consummate the sale of the Assets to Buyer; (iv) subject to Seller obtaining the Consents (as hereinafter defined) will not violate, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of any agreement, instrument, license or permit to which the Seller is a party or by which the Seller may be bound and which is included in the Assets; or (v) will not create any Encumbrance upon any of the Assets.

       2.4 Licenses. Other than as reflected on Schedule 4, Seller does not possess and is not required by any governmental or regulatory authority to obtain, any licenses, permits and other authorizations for its lawful ownership and use of the Assets, except where the failure to possess any such license, permit or other authorization would not have a material adverse effect on the Assets or the Contemplated Transaction.

       2.5 Assumed Contracts. The Assumed Contracts constitute all license or distribution agreements affecting any of the Trademarks. Seller has delivered to Buyer true and complete copies of all Assumed Contracts (including any and all amendments and other modifications to the Assumed Contracts). All of the Assumed Contracts are in full force and effect, and are valid, binding and enforceable in accordance with their terms, except as enforceability may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally, or by court-appointed equitable remedies. Seller is not in material breach, nor to Seller's knowledge is any other party in material breach, of the terms of any of the Assumed Contracts except for the bankruptcy of one of the licensees, namely Salant Corporation ("Salant") and Salant's failure to meet its minimum sales requirements, or as disclosed on Schedule 2. Except as disclosed on Schedule 2, Seller is not aware of any facts which would extend the term of any of the Assumed Contracts beyond the stipulated expiration date in each Assumed Contract as disclosed on Schedule 2. Specifically, Seller represents that it has not received any notice of intention to extend the License Agreement dated April 1, 1996 between Seller and Calvin Clothing Company, Inc., beyond its scheduled expiration date of March 31, 1999, and that Salant cannot exercise a contractual right to extend the term of the License Agreement, dated January 9, 1994, between Seller and Salant, beyond December 31, 1999. Except for the Consents, Seller has full legal power and authority to assign its rights under the Assumed Contracts to Buyer in accordance with this Agreement, and such assignments will not affect the validity, enforceability and continuation of any of the Assumed Contracts.

       2.6 Consents. Other than with respect to the Trademarks referred to in 4.2(h)(iii) or as reflected on Schedule 5, no consent, approval, permit or authorization of, or declaration to or filing with any third party or any governmental or regulatory authority ("Consent") is required (i) to consummate this Agreement and the Contemplated Transaction, and (ii) to permit Seller to sell, assign and transfer the Assets to Buyer.

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       2.7  Taxes.  Seller has filed or caused to be filed all
federal income tax returns and to the best of Seller's knowledge all other federal, state, county, local or city tax returns which are required to be filed, or has secured extensions to file any such returns, and it has paid or caused to be paid all taxes shown on said returns or on any tax assessment received by it to the extent that such taxes have become due, or is in good faith contesting the payment of any such taxes. No events have occurred, other than the transfer of Assets hereby, which could impose on Buyer any transferee liability for any taxes, penalties, or interest due or to become due from Seller. There are no tax liens on any of the Assets; there are no deficiencies asserted against Seller by any governmental authority that may result in a lien on any of the Assets.

       2.8  Claims and Legal Actions.  Except as described on
Schedule 6, there is no legal action, counterclaim, suit, arbitration, or other legal, administrative or tax proceeding, nor any order, decree or judgment, in progress or pending, or to the knowledge of Seller, threatened against or relating to any of the Assets, nor does Seller know of any facts which would be reasonably likely to provide any basis for the same. To the best of Seller's knowledge, there is no pending or threatened claim or governmental investigation affecting Seller or any of the Assets. Schedule 6 lists all prior legal actions, suits, arbitrations, administrative proceedings, orders, decrees or judgments involving any of the Trademarks, or any products sold bearing any Trademark, including any product liability or similar claims, of which Seller has
knowledge.   There is no action, suit, inquiry, proceeding or
investigation by or before any court or governmental body pending or, to the best knowledge of Seller, threatened against or involving Seller and relating to any product alleged to have been manufactured or sold by Seller and/or bearing any of the Trademarks, and alleged to have been defective, or improperly designed or manufactured, nor is Seller aware of any facts which would be reasonably likely to provide any basis for any such action, proceeding or investigation. All prior and pending infringement actions or opposition proceedings affecting the Trademarks are disclosed on Schedule 6.

       2.9 Conduct of Trademark Business in Ordinary Course. Since December 1, 1998, Seller has conducted its business with its Trademark licensees and customers of products bearing any of the Trademarks in the ordinary course and has not suffered any material adverse change in the Assets and revenues and earnings of Seller under the Assumed Contracts, including any damage, destruction or loss affecting the Assets, except the bankruptcy filing by one of Seller's licensees, namely Salant Corporation, and the anticipated disclosure by Seller after the execution of this Agreement of its intention to sell the Trademarks and discontinue its business involving the Trademark-labeled products.

     2.10 No Conflict with Regard to Trademarks. Since acquired by Seller, all Trademarks have been properly used by Seller in the United States of America. To Seller's knowledge, the use of the Trademarks in all jurisdictions where used has not been and is not infringing any intellectual property rights owned or licensed by any other person and Seller has no information or reason to believe that there is any conflict with the rights of third parties relating to the use of the Trademarks in any jurisdiction other than as disclosed on Schedule 6. To Seller's knowledge, no other person is infringing, appropriating, using any marks confusingly similar or making any other unlawful use of any of the Trademarks, except as disclosed on Schedule 6. Prior to the Closing, Seller, at its expense, shall take whatever actions are commercially reasonable to halt any such unlawful use and shall keep Buyer advised of its efforts. Seller (including its subsidiaries and affiliates) has not licensed any of its rights regarding the Trademarks to any other person other than as disclosed in this Agreement.

       2.11 Trademarks. With respect to the Trademarks, Seller represents and warrants as follows:

              (a) All information included on Schedule 1 is complete, true and accurate in all material respects as of the dates indicated on Schedule 1.

              (b) Seller is the owner of record or the beneficial owner of all of the registrations and applications therefor covering the Trademarks in the countries indicated on Schedule 1.

              (c) To Seller's best knowledge, Schedule 6 contains a complete and accurate list of all co-existence agreements affecting the Trademarks and known to Seller as of the date indicated on
Schedule 6.

              (d) There are no licenses of the Trademarks granted by Seller or, to Seller's knowledge, any predecessor-in-interest of Seller other than as set forth on Schedule 2.

       2.12 Full Disclosure. No representation or warranty made by Seller in this Agreement or in any certificate provided hereunder, contains or will contain as of the date it is given, any untrue statement of a material fact, or omits or will omit to state any material fact known to Seller and required to make the statements herein or therein not misleading.

3.     REPRESENTATIONS AND WARRANTIES OF BUYER

       Buyer represents and warrants to Seller as follows:


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
       3.1 Organization, Standing and Authority. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of Sweden. Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants and conditions to be performed and complied with by Buyer hereunder and thereunder.

       3.2 Authorization and Binding Obligation. The execution, delivery, and performance of this Agreement by Buyer have been duly authorized by all necessary corporate actions on the part of Buyer. This Agreement has been duly executed by Buyer and constitutes the legal, valid, and binding obligations of Buyer, except as the enforceability hereof may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally, or by court-applied equitable remedies.

4.     COVENANTS OF SELLER AND BUYER

       4.1 Pre-Closing Covenants. Except as contemplated by this Agreement or with the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed, between the date hereof and the Closing Date, Seller shall operate the Assets in the ordinary course of business in accordance with its past practices (except where such would conflict with the following covenants or with Seller's other obligations hereunder), and abide by the following negative and affirmative covenants:

              (a) Negative Covenants. Seller shall not do any of the following:

                     (i) Contracts. Modify or amend any of the Assumed Contracts or enter into any new license agreements, except as approved prior to execution by the Buyer in writing;

                     (ii) Disposition of Assets. Sell, assign, lease, or otherwise transfer or dispose of any of the Assets;

                     (iii) Encumbrances. Create, assume or permit to exist any Encumbrance upon the Assets, except for those in existence on the date of this Agreement, all of which shall be removed prior to or as of the Closing Date;

                     (iv) Rights. Waive any material right relating to the Assets; or

                     (v) No Inconsistent Action. Take any action which is materially inconsistent with its obligations hereunder or which could hinder or delay the consummation of the Contemplated
Transaction.

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              (b)  Affirmative Covenants.  Seller shall do the
following:

                     (i) Access to Information. Allow Buyer and its authorized representatives reasonable access at Buyer's expense during normal business hours to the Assets and to all other properties, equipment, books, records, contracts and documents relating to the Assets, for the purpose of audit and inspection, and furnish or cause to be furnished to Buyer or its authorized representatives all information with respect to the affairs and business of Seller as they relate to the Assets, as Buyer may reasonably request, it being understood that the rights of Buyer hereunder shall not be exercised in such a manner as to interfere with the operations of the Seller; provided that, subject to
Section 5.7 hereof, neither the furnishing of such information to Buyer or its representatives nor any investigation made heretofore or hereafter by Buyer shall affect Buyer's right to rely on any representation or warranty made by Seller in this Agreement, each of which shall survive any furnishing of information or any investigation;

                     (ii) Maintenance of Assets. Take such actions as are commercially reasonable to maintain all of the Assets in their present condition;

                     (iii)  Consents.  Take such actions as are
commercially reasonable, and at Seller's expense, to obtain all Consents;

                     (iv) Books and Records. Maintain its books and records as they relate to the Assets in accordance with past practices;

                     (v) Notification. Promptly notify Buyer in writing of any unusual or material developments with respect to the Assets, and of any material change in any of the information contained in Seller's representations and warranties contained in Article 2 hereof or in the Schedules hereto, provided that such notification shall not relieve Seller of any obligations hereunder; and

                     (vi)  Compliance with Laws.   Comply in all material
respects with all material rules and regulations to which Seller and the Assets are subject.

       4.2    Post-Closing Covenants.

              (a) Cooperation. After the Closing, Seller will take such actions, and execute and deliver such further deeds, bills of sale, or other transfer documents as, in the reasonable opinion of counsel for Buyer, may be necessary to ensure, complete and evidence the full and effective transfer of the Assets to Buyer

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pursuant to this Agreement.  After the Closing, Buyer will take such actions, and execute and deliver such further documents as, in the reasonable opinion of counsel for Seller, may be necessary to ensure, complete and evidence, the full and effective transfer of the Assets to Buyer and the assumption of the Assumed Liabilities by Buyer pursuant to this Agreement. Buyer and Seller shall cooperate in good faith to determine and pay the Royalty Adjustment and Design Agreement Adjustment (as hereinafter defined).

              (b) Accounts Receivable or Other Money. Following the Closing Date, if Buyer should receive payment of any accounts receivable or other money belonging to Seller, Buyer shall promptly pay same to Seller, and if Seller should receive payment of any accounts receivable or other money belonging to Buyer, Seller shall promptly pay same to Buyer.

              (c) Change of Name of Seller. Within thirty (30) days after the Closing Date, Seller shall change the name of any of its subsidiaries or affiliates so that there are no references to or use of the name "Gant", "Rugger" and "Hugger" and Seller shall provide Buyer with evidence of such change of name no later than forty-five (45) days after the Closing Date. As of the Closing
Date, Seller shall cease using any of the Trademarks, either alone or in combination with any other marks or logos, except Seller may continue to use the Trademarks after the Closing in accordance with the terms of Section 4(e) and for the purpose of performing its obligations under this Section 4.2(c) and under Section 4.2(f).

              (d) Retention of Books and Records. Each party shall retain its books and records relating to the Assets. In the event that the party in possession of such books and records wishes to destroy such records after the sixth anniversary of the Closing Date, such party shall notify the other party in writing at least thirty (30) days prior to such destruction. If within such thirty
(30) day period, the party receiving such notice shall inform the sending party that the receiving party desires such records, or any portion thereof, the sending party shall, at the expense of the receiving party, copy such records or portions thereof and make same available to the receiving party. If either party is notified by a governmental authority of an inquiry, audit or investigation, such party shall notify the other promptly of such inquiry, audit or investigation, and such other party shall be obligated to cooperate in connection with any such inquiry, audit or investigation, without additional consideration, to the extent reasonably requested.

              (e)  Liquidation Procedures.

                     (i) Buyer is not purchasing all of Seller's current inventory of Trademark-labeled apparel and accessories ("the
Licensed Products") or assuming any of the purchase orders received by Seller from its wholesale customers consistent with past practice prior to the Closing Date or its purchase orders for Licensed Products to be sold in its outlet stores. As a result, Seller will require, and Buyer hereby grants to Seller, a license to use the Trademarks in order to allow Seller to liquidate its inventory of Licensed Products and fulfill its pre-Closing Date obligations to its customers.

                     (ii) Such license shall be in effect during the period ("the Liquidation Period") commencing on the Closing Date and terminating on the earlier of (x) the date that is eighteen
(18) months from the Closing Date and (y) the date of Seller's written notification to Buyer of Seller's last shipment of Licensed Products pursuant to this Section 4.2(e).

                     (iii)  The license granted in this Section 4.2(e):

                                   1.     shall be royalty free;

                                   2.     shall be limited to the United States
of America and to the Licensed Products and shall be subject to the Buyer's rights to operate the Gant Store and any other retail stores it (or any of its affiliates) opens, and the rights of existing licensees under the Assumed Contracts; and

                                   3.     shall be in addition to, and shall
not limit, the rights of Seller under Sections 4.2(c) and 4.2(f).

                     (iv) Except as otherwise provided herein, Seller acknowledges that Buyer, from and after the Closing Date, shall be the sole owner of the Trademarks and the goodwill associated therewith and that all goodwill resulting from the use of the Trademarks by Seller pursuant to this Section 4.2(e) shall inure solely to the benefit of Buyer.

                     (v) As part of the liquidation, Seller shall have the right during the Liquidation Period to sell (x) to its wholesale department store customers not more than 125,000 dozens of Licensed Products for the spring/summer 1999 season and not more than 100,000 dozens of Licensed Products for the fall 1999 season and (y) through its company-owned outlet stores not more than 60,000 dozens of Licensed Products. If Seller anticipates that its sales will increase over the aforesaid projections it will immediately notify Buyer in writing and will not sell any additional Licensed Products in excess of such amounts without Buyer's express written consent.

                     (vi) Buyer covenants that during the period commencing with the Closing Date and ending on October 1, 1999, it will not market or promote the sale of Trademark-labeled merchandise in the United States other than through its or its affiliates' retail store or stores.

                     (vii)  During the Liquidation Period, Seller:

                              1.  will maintain manufacturing quality
standards with respect to Licensed Products not yet manufactured consistent with past practice;

                              2.  will sell and distribute the Licensed
Products to customers and monitor its customers use of the Trademarks consistent with past practice;

                              3.  will liquidate its inventory of Licensed
Products, consistent with past practice;

                              4.  will market and promote sales of the
Licensed Products consistent with past practice;

                              5.  will not export from the United States
(other than insignificant deliveries made for personal use and not for resale), or sell to any third party if it has reasonable cause to believe that the Licensed Products sold will be exported for sale outside the United States;

                              6.  will provide Buyer with information
regarding the Licensed Products and the liquidation as Buyer may from time to time reasonably request, including, without limitation, the approximate quantities of the various types of Licensed Products being sold and the identification of its customers (to the extent it is legally able to do so) but specifically excluding the identification of Seller's manufacturing sources; and

                              7.  shall notify Buyer, as soon a
practicable, of any infringement of the Trademarks that comes to Seller's attention and, upon Buyer's reasonable request and at Buyer's cost, Seller shall cooperate with Buyer in any action or proceeding brought to defend the Trademarks, including, without limitation, by means of making available books, records and other information and by making employees available (at reasonable times and upon reasonable notice) for depositions or testimony.

                     (viii) In the event Buyer discovers counterfeit products, Seller shall give Buyer information regarding the identity and location of its manufacturers in order to assist Buyer in finding the source of the counterfeit products and shall otherwise cooperate with Buyer in such efforts. Seller's obligation in this regard shall continue until December 31, 2001.

                     (ix)  Notwithstanding anything herein to the
contrary, the license granted in this Section 4.2(e) shall terminate (i) if Seller files a petition in bankruptcy or otherwise seeks relief or protection under bankruptcy or similar laws, if a petition in bankruptcy is filed against Seller, and such petition is not removed within sixty (60) days thereafter or if Seller is adjudicated or bankrupt, or (ii) if Seller assigns any of its rights under this Section.

                     (x)  If Buyer commences litigation or any
administrative proceedings to halt the sale outside the United States of any Licensed Products sold by Seller during the Liquidation Period, Seller shall pay one-half of Buyer's reasonable costs incurred in connection with such activities provided Buyer undertakes any such actions within twelve (12) months after the expiration of the Liquidation Period.

                     (xi)  After the Liquidation Period, Seller
undertakes to immediately cease the use of the Trademarks, which undertaking includes but is not limited to the removal of the Trademarks from all products and promotional materials bearing any of the Trademarks and securing the return from any distributors, wholesalers and from its own outlet stores of all products bearing any of the Trademarks. If for any reason the Trademarks cannot be removed, or the Trademark-labeled products not returned to Seller, then Seller undertakes to destroy all products and materials bearing the Trademarks either directly or by instructing those parties in possession of such articles to destroy such products and to certify such destruction to Seller in writing. Seller shall further take all commercially reasonable actions to insure that all manufacturers used by Seller within twelve (12) months before the Closing and thereafter have returned to Seller as soon as commercially reasonable but in no event later than twelve (12) months after the Closing, all labels, hang tags, software, packaging materials, hangers and like materials used by the manufacturers to apply the Trademarks to any products, or have destroyed such items and certified such destruction to Seller.
                                             13

                     (xii) Seller shall not either during or after the Liquidation Period use any trademarks which are confusingly similar to any of the Trademarks, except as provided in Sections 4.2(c) and 4.2(f).

                     (xiii)  Any expenses incurred by Seller in
performing its obligations under this Section 4.2(e) shall not be considered part of the deductible allowance under Section 10.2 and must be paid in full by Seller.

              (f) Salty Dog/Rugger Mark. With respect to the Excluded Trademarks, namely the eight (8) "Salty Dog/Rugger" Trademarks known to Seller, Seller undertakes with respect to each such Excluded Trademark to seek diligently to amend such registration to delete the reference to "Rugger" and failing in such efforts, Seller shall expressly abandon and cancel the applicable registration or application. During the period following the Closing until Seller either amends or abandons and cancels the applicable registration, Seller shall not use the "Salty
Dog/Rugger" mark other than in connection with its efforts to amend or abandon such registrations.

              (g) Pending Trademark Infringement Actions. With respect to all pending infringement actions disclosed on Schedule 6, Buyer shall within six (6) months after the Closing Date decide whether it wants to proceed with any such actions. If Buyer decides to proceed with any action, it will within such 6-month period assume control and all future costs associated with such action and Seller shall pay all costs incurred prior to Buyer's notice. If Buyer decides not to proceed with any such action, it will so notify Seller and Seller shall, at its own cost, discontinue any such proceeding at Seller's expense. During the aforesaid 6-month period, Seller shall have no obligation to incur any costs, other than those incidental to the continuation of any such proceeding. In the event Seller anticipates that it will incur any expenses in excess of USD 1,500 in order to maintain the existence of any specific action, other than for pre-Closing Date expenses, it will so notify Buyer and in such event Buyer shall, within thirty (30) days thereafter, either assume control and all future costs associated with that action, or it will direct Seller to discontinue such action at Seller's expense.

              (h)  Pending Trademark Applications.  As reflected on
Schedule 1, there are as of the date indicated on Schedule 1 fifteen (15) Trademark matters (including both registrations and applications) beneficially owned by Seller for which assignments to Seller have not been recorded. Further, there are sixty-five (65) pending Trademark applications (including 4 of the aforementioned 15 Trademark matters) which have not as yet been registered.

                     (i) Seller will, at its own cost and in cooperation with Buyer, use all commercially reasonable efforts to record
Seller's ownership of the aforementioned 15 Trademark matters. For this purpose, commercially reasonable efforts shall take into account the jurisdiction involved, the sales (actual and expected) in such jurisdiction and the costs required for completion.

                     (ii)  Seller shall retain the obligation to
prosecute and otherwise maintain the 4 aforementioned pending
Trademark applications, at Seller's cost, until such time as each application shall have been recorded in the name of Buyer.

                     (iii) With respect to those of the other pending applications which under the laws of the subject jurisdiction may not be assigned pending the occurrence of a condition subsequent, Seller also retains the obligation to prosecute and otherwise maintain such applications, at Seller's cost. Buyer is hereby granted an exclusive license to use each such Trademark for the goods recited in each such pending application, within the jurisdiction of each such pending application, and hereby is granted options to purchase each such Trademark upon the occurrence of the condition subsequent and upon payment of USD 10 to Seller in each event.

                     (iv)  With respect to any pending or future
opposition proceedings against any of the 65 pending applications, Seller and Buyer shall cooperate in order to solve such problem through appropriate and commercially reasonable efforts. Such efforts include but are not limited to payment to any such third party that shows a reasonable ground for its opposition and which according to local counsel cannot be overcome by argumentation in the local Trademark Office. Any such payment to a third party shall be equally divided between Seller and Buyer. Seller's obligation under this undertaking is, however, limited to an aggregate maximum sum of USD 100,000.

                     (v) The undertakings made by the parties (i) with respect to any of the aforementioned 65 pending Trademark applications which remain subject to opposition before
registration, and (ii) with respect to the aforementioned 15
Trademark matters for so long as any of the registrations are not properly recorded with clear chain of title to Seller, shall remain in full force until registration.
                                             15

                     (vi) Any expenses incurred by Seller under this Section shall not be considered part of the deductible allowance under Section 10.2 and must be paid in full by Seller.

              (i) UFO. Seller agrees to use commercially reasonable efforts to resolve the claim by UFO, at Seller's cost.

5.     OTHER COVENANTS

       5.1 Seller Payment to Creditors. Seller shall pay or otherwise satisfy all trade payables of Seller and shall fully pay or otherwise satisfy all other liabilities and/or obligations relating to the Assets incurred through the Closing Date. Seller shall indemnify Buyer, pursuant to this Agreement, for any damages resulting from or relating to (i) Seller's failure to pay or otherwise satisfy any such liabilities, or (ii) noncompliance by Buyer and Seller with any applicable provisions of any bulk transfer laws (or any similar laws) of any relevant jurisdiction. Any expense incurred by Seller under this Section shall not be considered part of the deductible allowance under Section 10.2 and must be paid in full by Seller.

       5.2 Taxes, Fees and Expenses. Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution, and delivery of this Agreement.

       5.3 Brokers. Buyer and Seller each represents and warrants that neither it nor any person or entity acting on its behalf has incurred any liability for any finders' or brokers' fees or commissions whatsoever in connection with the transaction contem-plated by this Agreement.

       5.4 Confidentiality. Except as necessary to consummate the Contemplated Transaction, each party hereto will keep confidential any information which is obtained from the other party in connection with this Agreement and which is not readily available to members of the general public. Any such information may be disclosed only to those of each party's representatives who need to know such information for the purpose of evaluating the Contemplated Transaction on that party's behalf (it being understood that any such representatives shall be informed of the confidential nature of such information and shall be directed to keep such information confidential). In the event this Agreement is terminated and the Contemplated Transaction abandoned, each party shall return to the other party all documents, work papers and other written material obtained by it in connection with this Agreement.

       5.5 Cooperation. Buyer and Seller shall cooperate fully with each other and their respective counsel and accountants in connection with any actions required to be taken as part of their respective obligations under this Agreement, and Buyer and Seller shall execute such other documents as may be necessary and desirable to the implementation and consummation of this Agreement, and otherwise use their best efforts to consummate the transaction contemplated hereby and to fulfill their obligations hereunder.

       5.6  Risk of Loss.

              (a) The risk of any loss, damage or impairment, confiscation or condemnation of any of the Assets from any cause whatsoever shall be borne by Seller at all times prior to the Closing Date. In the event of any loss, damage or impairment, confiscation or condemnation of any of the Assets prior to the Closing Date, Seller shall expend such funds and take such other actions as are necessary to repair, replace or restore such Assets to their prior condition as soon as possible after such loss, impairment, condemnation or confiscation.

              (b) In the event of any damage or destruction of the Assets described above, if such Assets have not been restored or replaced promptly, Buyer may terminate this Agreement forthwith without any further obligation hereunder by written notice to Seller. Alternatively, Buyer may, at its option, proceed to close this Agreement and complete the restoration and replacement of such damaged Assets after the Closing Date, in which event Seller shall deliver to Buyer all insurance proceeds received in connection with such damage or destruction of the Assets without limitation as to the costs and expenses arising in connection with such restoration and replacement.

       5.7 Notification. Between the date of this Agreement and the Closing Date, Seller shall promptly notify Buyer in writing (i) if Seller becomes aware of any fact or condition that causes or constitutes a misrepresentation or omission in any of Seller's representations and warranties as of the date of this Agreement, or
(ii) if Seller becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a misrepresentation or omission in any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, Seller shall promptly notify Buyer of the occurrence of any breach of any covenant or agreement of Seller in this Agreement or otherwise made in connection herewith or of the occurrence of any event that may make the satisfaction of the conditions in Article 6 impossible or unlikely. Between the date of this Agreement and the Closing Date, Buyer shall promptly notify Seller in writing if Buyer has actual knowledge of any breach by Seller of any representation or warranty made by Seller under this Agreement or of any other obligation of Seller hereunder.

       5.8 No Negotiation. Until such time, if any, as this Agreement is terminated pursuant to Article 11, Seller shall not directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicit-ed inquiries or proposals from, any person (other than Buyer) relating to any transaction involving the sale of the Assets.

       5.9 Public Announcements. Seller and Buyer shall consult with each other regarding the issuance, timing and text of any public announcements concerning this Agreement or the Contemplated Transaction.

6.     CONDITIONS

       6.1 Conditions to Obligations of Buyer. All obligations of Buyer at the Closing hereunder are subject to the fulfillment prior to and at the Closing Date of each of the following conditions:

              (a) Representations and Warranties. All representations and warranties of Seller in this Agreement shall be true and correct in all material respects as of the date given, and shall be supplemented by Seller if necessary so that they are true and correct in all material respects as of the Closing Date.

              (b) Covenants and Conditions. Seller shall have in all material respects performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

              (c)  Consents.  Each of the Consents described in
Schedule 5 shall have been duly obtained.

              (d) Deliveries. Seller shall have made or stand willing and able to make all the deliveries to Buyer set forth in Section
7.1.

              (e) Adverse Change. Between the date of this Agreement and the Closing Date, there shall have been no material adverse change in the Assets.

              (f) Shareholders Agreement. Pyramid shall have finalized the Shareholders Agreement and the loan arrangements with LV. Capital S.A. described in Section 8.2.

              (g) Financing. Buyer shall have finalized the additional credit facilities with its banks, as described in
Section 8.2.

       6.2 Conditions to Obligations of Seller. All obligations of Seller at the Closing hereunder are subject to the fulfillment prior to and at the Closing Date of each of the following conditions:

              (a) Representations and Warranties. All representations and warranties of Buyer in this Agreement shall be true and correct in all material respects as of the date given and shall be supplemented by Buyer if necessary so that they are true and correct in all material respects as of the Closing Date.

              (b) Covenants and Conditions. Buyer shall have in all material respects performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

              (c)  The Shareholders Agreement.  The Shareholders
Agreement described in Section 8.2 shall be in a form acceptable to Seller.

              (d)  Consents.  Seller shall have obtained the Consents.

              (e) Deliveries. Buyer shall have made or stand willing and able to make all the deliveries set forth in Section 7.2.

7.     CLOSING AND CLOSING DELIVERIES

       7.1 Deliveries by Seller. Prior to or on the Closing Date, Seller shall deliver to Buyer all of the following, in form and substance reasonably satisfactory to Buyer and its counsel:

              (a) Transfer Documents. Duly executed bills of sale, assignments, releases of liens, and other transfer documents which shall be sufficient to vest good and marketable title to the Assets in the name of Buyer or its permitted assignees, free and clear of any Encumbrances, and take such other actions as are necessary to deliver possession of the Assets to Buyer;

              (b)  Consents.  Copies of the Consents;

              (c) Officer's Certificate. A certificate, dated as of the Closing Date, executed by an officer of Seller, certifying:
(i) that the representations and warranties of the Seller contained in this Agreement are true and correct in all material respects as of the date given and have been supplemented so that they are true and correct in all material respects as of the Closing Date; and
(ii) that the Seller has, in all material respects, performed all of its obligations and complied with all of its covenants set forth in this Agreement to be performed and complied with prior to or on the Closing Date;

              (d) Secretary's Certificate. A certificate, dated as of the Closing Date, executed by the Seller's Secretary: (i) certifying that the resolutions, as attached to such certificate, were duly adopted by the Seller's Board of Directors and stockhold-ers (if necessary), authorizing and approving the execution of this Agreement and the consummation of the transaction contemplated hereby and that such resolutions are remaining in full force and effect, and attaching a Certificate of Good Standing of Seller certified by an appropriate state official in the Office of the Secretary of State of the State of Delaware, as of a date not more than fifteen (15) days before the Closing Date, and a copy of the Seller's Bylaws as in effect on the date hereof, certified by the Seller's Secretary as of the Closing Date;

              (e) Assumed Contracts, Business Records, etc. All files and records, which Seller has agreed to provide to Buyer in this Agreement including all files and original documents concerning the Trademarks;

              (f)  The Shareholders Agreement.  The Shareholders
Agreement described in Section 8.2 duly executed by Seller and all other parties to that Agreement.

              (g) Opinions of Counsel. Opinion of Seller's counsel reasonably satisfactory to Buyer, dated as of the Closing Date.

       7.2 Deliveries by Buyer. Prior to or on the Closing Date, Buyer shall deliver to Seller the following, in form and substance, reasonably satisfactory to Seller and its counsel:

              (a)  Purchase Price.  The Purchase Price payable at
Closing by wire transfer of immediately available funds to an account that Seller shall designate no later than three (3) business days prior to the Closing Date;

              (b) Assumption Agreements. Appropriate assumption agreements pursuant to which Buyer shall assume and undertake to perform Seller's obligations under the Assumed Contracts arising on or after the Closing Date;

              (c) Officer's Certificate. A certificate, dated as of the Closing Date, executed by the President of Buyer, certifying
(i) that the representations and warranties of Buyer contained in this Agreement are true and correct in all material respects as of the date given and have been supplemented so that they are true and correct in all material respects as of the Closing Date, and (ii) that Buyer has, in all material respects, performed all of its obligations and complied with all of its covenants set forth in this Agreement to be performed or complied with on or prior to the Closing Date;

              (d) Officer's Certificate. A certificate, dated as of the Closing Date, executed by Buyer's Officer certifying that the resolutions, as attached to such certificate, were duly adopted by Buyer's Board of Directors, authorizing and approving the execution of this Agreement and the consummation of the transactions contemplated hereby and that such resolutions remain in full force and effect.

              (e)  The Shareholders Agreement.  The Shareholders
Agreement described in Section 8.2 duly executed by Buyer and all other parties to that Agreement.

              (f) Opinions of Counsel. Opinion of Buyer's counsel reasonably satisfactory to Seller, dated as of the Closing Date.

8.     RELATED AGREEMENTS; FINANCING THE CONTEMPLATED TRANSACTION

       8.1    Related Agreements.

              (a) Seller is currently the owner of 25% of the capital stock of Pyramid and is a party to a certain Purchaser's Option Agreement, dated January 10, 1996 ("the Option Agreement"), with the other current shareholders of Pyramid, namely Lennart Bjork ("Bjork"), Klas Kall ("Kall") and Staffan Wittmark ("Wittmark"), pursuant to which Seller, among other things, was granted an option to acquire 75% of Pyramid's outstanding capital stock on terms and conditions stipulated in the Option Agreement.

              (b) In connection with the original acquisition by Seller of shares of Pyramid, Seller and Bjork, Kall and Wittmark executed a Stock Purchase Agreement, dated January 1996 ("the Stock Purchase Agreement"), which among other things, specifically in Sections 8, 9, 10 and 11 of the Stock Purchase Agreement, imposed certain restrictions on the sale or other transfer of the Seller's shares of Buyer, and which described certain rights and obligations of Pyramid's shareholders.

              (c) Buyer and Seller are parties to a so-called Heads of Agreement, dated June 19, 1997, pursuant to which Buyer renders design services to Seller ("the Design Agreement").

              (d)  Effective with the Closing:

                     (i) the Option Agreement shall be deemed terminated and of no further force and effect, and Seller shall consent in writing to the release from the escrow with Nordbanken of Pyramid shares owned by Bjork, Kall and Wittmark,

                     (ii) the Stock Purchase Agreement shall be deemed terminated and of no further force and effect, but the purchase by Seller of its equity interest in Pyramid shall not be affected thereby, and

                     (iii)  the Design Agreement shall be deemed
terminated and of no further force and effect, but John Hayes shall continue to render services to Buyer until June 30, 1999, at Seller's expense.

              (e) Seller shall, at the same time as the Royalty Adjustment is paid, pay Buyer a prorated portion of the $1,000,000 annual reimbursement due Buyer under the Design Agreement based on the number of days during 1999 that the Design Agreement is in effect.

       8.2    Financing this Transaction.

              (a) Pyramid is currently negotiating with LVMH (i) to issue a minority equity interest in Pyramid to an LVMH affiliate, LV. Capital S.A., and (ii) to borrow sufficient funds from LV. Capital S.A. on acceptable terms to enable Buyer to consummate the Contemplated Transaction. In that connection, all of the shareholders of Pyramid, including Seller, shall not later than the Closing be required to execute a shareholders agreement in the form attached as Schedule 8 ("the Shareholders Agreement").

              (b) Buyer has in principle reached agreements with its banks to secure financing to enable Buyer to consummate the Contemplated Transaction, subject to the execution of definitive agreements between Buyer and its banks.

9.     RIGHTS OF BUYER AND SELLER ON TERMINATION OR BREACH

       9.1 Specific Performance. The parties recognize that in the event either party should refuse to perform under the provisions of this Agreement, monetary damages alone will not be adequate. The aggrieved party shall therefore be entitled, in addition to any other remedies, which may be available, including money damages, to obtain specific performance of the terms of this Agreement. In the event of any action to enforce this Agreement, both parties hereby waive the defense that there is an adequate remedy at law. In the event of a default by either party which results in the filing of a lawsuit for damages, specific performance, or other remedy, the prevailing party shall be entitled to reimbursement by the other party of reasonable legal fees and expenses incurred.

10.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND INDEMNIFICATION

       10.1 Representations and Warranties. All representations, warranties and covenants contained in this Agreement shall be deemed continuing representations, warranties and covenants, and shall survive the Closing as provided in this Agreement. Any investigations by or on behalf of any party hereto shall not constitute a waiver as to enforcement of any representation, warranty or covenant contained herein.

       10.2   Indemnification by Seller.

              (a) Notwithstanding the Closing, and, subject to Buyer's obligations under Section 5.7, regardless of any investigation made at any time by or on behalf of Buyer or any information Buyer may have, Seller shall indemnify and hold Buyer harmless from and against and with respect to, and shall reimburse Buyer for any and all damages, liabilities, costs, settlements, fines, penalties, diminution in value, losses, claims, actions, inquiries, demands, suits, legal or administrative proceedings, and expenses including reasonable legal fees ("Damages") which may be made, assessed or otherwise incurred by the Buyer (collectively "Buyer's Losses") arising from or in connection with any of the following:

                     (i) Any untrue representation, breach of warranty or non-fulfillment or breach of any covenant by Seller contained herein or in any certificate, document or instrument delivered to Buyer hereunder;

                     (ii) Any and all obligations of Seller not assumed by Buyer pursuant to the terms hereof;

                     (iii) Seller's ownership of the Assets prior to 12:01 a.m. USA Eastern Standard Time on the Closing Date and any and all liabilities arising under the Assumed Contracts or otherwise which relate to events occurring prior to the Closing
Date;

                     (iv) Any products manufactured or sold or services performed or promised but not performed by Seller prior to the Closing or any products manufactured or sold or services performed or promised but not performed by Seller during the Liquidation
Period;

                     (v) Any claim made by any licensee under any Assumed Contract, or any customer of any such licensee, or any direct customer or distributor of Seller, or any manufacturer of any product bearing any of the Trademarks, in connection with the sale of the Assets to Buyer, or any announcement by Seller that it is selling the Assets and discontinuing its business involving Trademark-labeled products to Buyer; or

                     (vi) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in enforcing this indemnity.

              (b) Notwithstanding the foregoing, any claim by Buyer for indemnification by Seller under (i)-(vi) above ("Claim"), except claims made with respect to the manufacture and/or sale by Seller of Licensed Products pursuant to Section 4.2(e), may not be made (unless otherwise provided in this Agreement) until and unless the aggregate value of Buyer's Losses when aggregated with any of Assignee's Losses (as defined in the Assignment and Assumption Agreement between Seller and Pyramid Sportswear Acquisition Corporation, dated February 23, 1999, "the Assignment and
Assumption Agreement") exceed USD 100,000, whereupon Buyer shall be entitled to be indemnified for the full amount of Buyer's Losses.

              (c) If the Closing occurs, Seller shall have no liability (for indemnification or otherwise) with respect to any representation or warranty, made as of the date of this Agreement or as of the Closing Date, other than any representation or warranty made in Sections 1.7 or 2.11, unless on or before December 31, 1999, Seller is given notice asserting a Claim with respect thereto and specifying the factual basis of that Claim in reasonable detail to the extent then known by the Buyer. A Claim with respect to Sections 1.7 or 2.11 may be made at any time prior to December 31, 2002. A Claim for indemnification based upon any covenant or agreement to be performed by Seller after the Closing Date may be made at any time within six (6) months after the time for performance has elapsed.

              (d)  No breach by Buyer of its obligations under Section
5.7 shall affect its right to indemnification hereunder unless the Buyer's Losses for which it seeks indemnification are directly related to the specific breach by Seller which Buyer did not disclose to Seller pursuant to Section 5.7.

       10.3   Indemnification by Buyer.

              (a) Notwithstanding the Closing, and regardless of any investigation made at any time by or on behalf of Seller or any information Seller may have, Buyer shall indemnify and hold Seller harmless against and with respect to, and shall reimburse Seller for any and all Damages which may be made, assessed or otherwise incurred by the Seller (collectively "Seller's Losses") arising from or in connection with any of the following:

                     (i) Any untrue representation, breach of warranty or non-fulfillment of any covenant by Buyer contained herein or in any certificate, document or instrument delivered to Seller hereunder;

                     (ii) Buyer's ownership of the Assets on and after 12:01 a.m. USA Eastern Standard Time on the Closing Date, including any and all liabilities arising under the Assumed Contracts or the Gant Store Lease or otherwise which relate to events occurring after the Closing Date;

                     (iii) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in enforcing this indemnity;

              (b) Notwithstanding the foregoing, any claim by Seller for indemnification by Buyer under (i)-(iii) above ("Claim"), may not be made (unless otherwise provided in this Agreement) until and unless the aggregate value of Seller's Losses when aggregated with any of Assignor's Losses (as defined in the Assignment and Assumption Agreement) exceed USD 100,000, whereupon Seller shall be entitled to be indemnified for the full amount of Seller's Losses; and

              (c) If the Closing occurs, Buyer shall have no liability (for indemnification or otherwise) with respect to any representation or warranty or covenant or agreement to be performed or complied with under this Agreement unless on or before December
31, 1999, Buyer is given notice asserting a Claim with respect thereto, and specifying the factual basis of that Claim in reasonable detail to the extent then known by the Seller. A Claim for indemnification based upon any covenant or agreement to be performed by Buyer after the Closing Date may be made at any time within six (6) months after the time for performance has elapsed.

       10.4 Procedure for Indemnification. The procedure for indemnification shall be as follows:

              (a) The party claiming indemnification (the "Claimant") shall promptly give notice to the party from whom indemnification is claimed (the "Indemnifying Party") of any Claim, whether between the parties or brought by a third party, specifying (i) the factual basis for such Claim, and (ii) the amount of the Claim. If the Claim relates to an action, suit or proceeding filed by a third party against Claimant, such notice shall be given by Claimant within thirty (30) days after written notice of such action, suit or proceeding was given to Claimant.

              (b) Following receipt of notice from the Claimant of a Claim, the Indemnifying Party shall have sixty (60) days to make such investigation of the Claim, as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and/or its authorized representative(s) the information relied upon by the Claimant to substantiate the Claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of said sixty (60) day period (or any mutually agreed upon extension thereof) to the validity and amount of such Claim, the Indemnifying Party shall immediately pay to the Claimant the full amount of the Claim. If the Claimant and the Indemnifying Party do not agree within said period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate legal remedy.

              (c) With respect to any Claim by a third party as to which the Claimant is entitled to indemnification hereunder, the Indemnifying Party shall have the right at its own expense, to participate in or assume control of the defense of such Claim, and the Claimant shall cooperate fully with the Indemnifying Party, subject to reimbursement for actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnifying
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
Party. If the Indemnifying Party elects to assume control of the defense of any third-party Claim, the Claimant shall have the right to participate in the defense of such Claim at its own expense. If the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third party Claim, it shall be bound by the results obtained by the Claimant with respect to such Claim.

              (d) If a Claim, whether between the parties or by a third party, requires immediate action, the parties will make every effort to reach a decision with respect thereto as expeditiously as possible.

              (e) The indemnification rights provided in this Section shall extend to the affiliates, shareholders, directors, officers, employees and representatives of the Claimant although for the purpose of the procedures set forth in this Section, any indemnification claims by such parties shall be made by and through the Claimant.

11.    TERMINATION

       11.1   Termination of this Agreement.

              (a) Termination. This Agreement may be terminated prior to the Closing only as follows:

                     (i) by written agreement of Buyer and Seller at any time;

                     (ii) by Seller, by notice to Buyer at any time, if one or more of the conditions specified in Article 6.2 is not satisfied at the time at which the Closing would otherwise occur or if satisfaction of such a condition is or becomes impossible, provided that at the time of such notice Seller has fully complied in all material respects with its material obligations under this Agreement;


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
                     (iii) by Buyer, by notice to Seller at any time, if one or more of the conditions specified in Article 6.1 is not satisfied at the time at which the Closing would otherwise occur or if satisfaction of such a condition is or becomes impossible, provided that at the time of such notice Buyer has fully complied in all material respects with its material obligations under this Agreement;

                     (iv) by either Seller or Buyer on March 31, 1999, if the Closing should not have occurred by that date, provided that the party seeking termination is not the cause of the failure to close.

              (b) Effect of Termination. In the event that this Agreement is terminated pursuant to this Section, this Agreement shall terminate without any liability or further obligation of either party to the other, provided, however, that termination under this Section shall not relieve any party of liability for any intentional failure to perform or comply with any agreement prior to the date of termination, or any misrepresentation or omission in any of the representations and warranties made hereunder or any breach of any covenants and agreements hereunder or constitute a waiver of any claim with respect thereto. Liability under this Section shall only attach in the event of an intentional act or omission on the part of the party, which causes the termination of this Agreement.

12.    MISCELLANEOUS

       12.1 Notices. All notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be (i) in writing, (ii) delivered by personal delivery, or sent by commercial delivery service or registered or certified mail, return receipt requested, (iii) deemed to have been given on the date of personal delivery or the date set forth in the records of the delivery service or on the return receipt, and (iv) addressed as follows:

              If to Seller:
                     Phillips-Van Heusen Corporation
                     200 Madison Avenue
                     New York, New York 10016
                     Attention:  Chairman of the Board

              with a copy (which shall not constitute notice) to:

                     Rosenman & Colin LLP
                     575 Madison Avenue
                     New York, New York 10022-2585
                     Attention:  Edward H. Cohen

              If to Buyer:
                     Pyramid Sportswear AB
                     Engelbrektsgatan 7,
                     SE-114 32 Stockholm, Sweden
                     Attention:  President

                     with a copy (which shall not constitute notice) to:

                     Abberley Kooiman LLP
                     521 Fifth Avenue, Suite 2200
                     New York, NY  10175
                     Attention:  Michael L. Martell

                     and

                     Advokatfirman Sodermark
                     Strandvagen 1
                     Box 14055
                     SE-104 40 Stockholm, Sweden
                     Attention:  Hakan Rockstrom

or to any such other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section.
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
       12.2 Benefit and Binding Effect. Neither party hereto may assign this Agreement without the prior written consent of the other party hereto. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

       12.3 Governing Law. This Agreement shall be governed, construed, and enforced in accordance with the laws of the State of New York without reference to its conflicts of laws provisions.

       12.4 Headings. The headings herein are included for ease of reference only and shall not control or affect the meaning or construction of the provisions of this Agreement.

       12.5 Gender and Number. Words used herein, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender, masculine, feminine or neuter, and any other number, singular or plural, as the context requires.

       12.6 Jurisdiction and Forum. To the fullest extent permitted by law, each of the parties hereto (i) agree that the appropriate forum for the resolution of all disputes hereunder shall be the courts located in New York, (ii) submits to the personal jurisdiction of such courts, and (iii) waives any objection to venue in New York and any claim that the forum is inconvenient.

       12.7 Entire Agreement. This Agreement, all Schedules hereto, and all documents and certificates to be delivered by the parties pursuant hereto collectively represent the entire understanding and agreement between Buyer and Seller with respect to the subject matter hereof. All schedules attached to this Agreement shall be deemed part of this Agreement and incorporated herein, where applicable, as if fully set forth herein. This Agreement supersedes all prior negotiations between Buyer and Seller, and all letters of intent and other writings relating to such negotiations, and cannot be amended, supplemented or modified except by an agreement in writing which makes specific reference to this Agreement or an agreement delivered pursuant hereto, as the case may be, and which is signed by the party against which enforcement of any such amendment, supplement or modification is sought.

       12.8 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the

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
party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section.

       12.9 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

       12.10 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signature on each such counterpart were upon the same instrument.

       IN WITNESS WHEREOF, this Agreement has been executed by Buyer and
Seller as of February 23, 1999.
                                        PHILLIPS-VAN HEUSEN CORPORATION
For the purpose of confirming
their rights and obligations
under Article 8 of this
Agreement:
                                        By:    /s/ Irwin W. Winter
                                               Name:   Irwin W. Winter
                                               Title:  Executive Vice President
/s/ Lennart Bjork
Lennart Bjork

                                        PYRAMID SPORTSWEAR AB

/s/ Klas Kall
Klas Kall
                                        By:    /s/ Lennart Bjork
                                               Name:   Lennart Bjork
                                               Title:  President
/s/ Staffan Wittmark
Staffan Wittmark
                                        PYRAMID PARTNERS AB


                                        By:    /s/ Lennart Bjork
                                               Name:   Lennart Bjork
                                               Title:  President







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